As filed with the Securities and Exchange Commission on May 31, 2016

Registration No. 333-175212

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

InnoVision Labs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	7372	26-4574088
(State or Other Jurisdiction of Incorporation	(Primary Standard Industrial Classification	(I.R.S. Employer Identification
or Organization)	Code Number)	Number)
InnoVision Labs, Inc. 5 Jabotinski St. POB 12 Ramat Gan 5252006 Israel (855) 393-7243
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
InnoVision Labs, Inc. 5 Jabotinski St. POB 12 Ramat Gan 5252006 Israel (855) 393-7243
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to : Robert L. Grossman, Esq. Drew M. Altman, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue, Suite 4400 Miami, FL 33131 (305) 579-0500 (305) 961-5756 (facsimile)

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered hereunder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

InnoVision Labs, Inc., a Nevada corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (this “Amendment”) to withdraw and remove from registration the unsold shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the Registration Statement on Form S-1, SEC File No. 333-175212, filed with the Securities and Exchange Commission on June 29, 2011 and declared effective on January 12, 2012 (as amended, the “Registration Statement”), pertaining to the resale registration of an aggregate of 1,385,977 shares of Common Stock (without giving effect to the 1-for-10 reverse split effected on March 30, 2015).

Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Amendment to deregister all such securities of the Company registered under the Registration Statement that remain unsold as of the effective date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ramat Gen, State of Israel, on May 31, 2016.

INNOVISION LABS, INC.

By:	/s/ Nimrod Madar
Name:	Nimrod Madar
Title:	President and Chief Executive Officer